Exhibit 99.1

Sourcefire Announces Second Quarter 2011 Results

COLUMBIA, Md.--(BUSINESS WIRE)--August 3, 2011--Sourcefire, Inc. (Nasdaq:FIRE)

Second Quarter 2011:

  Revenue: $36.5 million, an increase of 19% year-over-year
  Adjusted Net Income: $2.4 million, or $0.08 per diluted share

Sourcefire, Inc. (Nasdaq:FIRE), the creator of Snort(R) and a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal second quarter ended June 30, 2011.

"The investments we are making to grow both our sales force and partner channel are showing results, as evidenced by the strength in our U.S. Commercial and International businesses which grew 36% and 32%, respectively, over the second quarter of last year. I’m equally excited about the opportunity we see to expand our market and extend the value we provide our customers with our Next Generation Firewall and End Point Protection solutions to be released later this year,” said John Burris, CEO of Sourcefire.

Financial Summary

  Total Revenue - Revenue for the second quarter of 2011 was $36.5 million compared to $30.6 million in the second quarter of 2010, an increase of 19%.
  GAAP Net Income/Loss - Net loss was $399,000 for the second quarter of 2011, or a loss of $0.01 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net income of $10.5 million, or $0.37 per diluted share, in the second quarter of 2010.
  Adjusted Net Income - Adjusted net income for the second quarter of 2011, which excludes stock-based compensation expense, amortization of acquired intangible assets and acquisition-related expenses, and includes an assumed tax rate of 35%, was $2.4 million, or $0.08 per diluted share. This compares to adjusted net income of $3.3 million, or $0.11 per diluted share, in the second quarter of 2010, which excludes both stock-based compensation expense and the benefit from the release of the valuation allowance on the Company’s deferred tax asset and assumes a tax rate of 35%.

  Cash and Cash Flow – Cash, cash equivalents and investments were $145.3 million as of June 30, 2011. For the second quarter of 2011 net cash used in operating activities was $7.3 million. Free cash flow, which Sourcefire defines as net cash provided by operating activities less capital expenditures, was a negative $8.8 million for the second quarter of 2011. The second quarter figures include a one-time cash pre-payment of $11.0 million for third-party platform support. The majority of this pre-payment is included in the Company’s other long-term assets as of June 30, 2011 and will be expensed to cost of revenue through 2015.

Second Quarter Company Highlights

Global Expansion & Channel Development

  Increased channel-influenced sales worldwide to 51%, up from 39% in 2Q10.
  Increased U.S. commercial revenue to $21.1 million, up 36% over 2Q10.
  Increased international revenue to $9.5 million, up 32% over 2Q10.
  U.S. federal sector revenue of $5.8 million was down 26% over 2Q10.

Innovation & Recognition

  Sourcefire's Global Security Alliance Partner Program received a five-star rating in Everything Channel's annual Partner Program Guide.
  Introduced Sourcefire IPSx™, a streamlined, easy-to-manage IPS ideal for channel distribution and emerging international markets.
  Released Version 4.10 of the Sourcefire software, adding enhanced application awareness and third-party interoperability to its IPS solutions
  The Sourcefire Defense Center(R) successfully satisfied U.S. federal government IPv6 test requirements (USGv6) and the Company's IPS sensors are currently being tested.

Third Quarter 2011 Outlook

Based on information as of August 3, 2011, Sourcefire expects revenue for the third quarter of 2011 in the range of $40.5 million to $42.5 million, net income per diluted share in the range of $0.02 to $0.04 and, on an adjusted basis, net income per diluted share in the range of $0.13 to $0.16. Sourcefire's expectation of adjusted net income per diluted share excludes stock-based compensation expense of $4.2 million to $4.4 million and amortization of acquired intangible assets and acquisition-related expenses of approximately $1.1 million and includes an assumed 35% tax rate.

Non-GAAP Measures

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of our business, Sourcefire excludes certain charges and credits that are required by GAAP. Sourcefire believes these non-GAAP results provide useful information to both management and investors by excluding (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of our business in the ordinary course. For all of 2011 Sourcefire expects that non-GAAP results will continue to be adjusted to reflect the effect of an assumed tax rate of 35%. Sourcefire believes this adjustment provides useful information to both management and investors.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call and Webcast

On Wednesday, August 3, 2011 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com.

Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 866-383-8119

Calling from other countries: 617-597-5344

Pass code: 16634375

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq: FIRE), is a world leader in intelligent cybersecurity solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks. Sourcefire's IPS, RNA(R) (Real-time Network Awareness) and Real-time Adaptive Security solutions equip customers with an efficient and effective layered security defense - protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike - with more than 50 awards and accolades. Today, the name Sourcefire has grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, ClamAV, Immunet and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the third quarter of 2011, the Company's future profitability and the Company’s plans for the introduction of new products.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the third quarter of 2011 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc. Consolidated Statements of Operations (in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Products	$20,857	$17,552	$36,655	$31,890
Technical support and professional services	15,597	13,056	30,581	24,549
Total revenue	36,454	30,608	67,236	56,439
Cost of revenue:
Products	6,036	4,647	10,771	8,443
Technical support and professional services	2,158	1,657	4,020	3,062
Total cost of revenue	8,194	6,304	14,791	11,505

Gross profit	28,260	24,304	52,445	44,934

Operating expenses:
Research and development	8,074	4,342	15,036	8,137
Sales and marketing	15,198	11,410	29,276	22,029
General and administrative	4,692	4,736	9,365	9,055
Depreciation and amortization	923	833	1,888	1,647
Total operating expenses	28,887	21,321	55,565	40,868

Income (loss) from operations	(627)	2,983	(3,120)	4,066
Other income (loss), net	(52)	19	(58)	19
Income (loss) before income taxes	(679)	3,002	(3,178)	4,085
Benefit from income taxes	(280)	(7,546)	(3,239)	(7,273)
Net income (loss)	$(399)	$10,548	$61	$11,358

Net income (loss) per share - basic	$(0.01)	$0.38	$0.00	$0.41
Net income (loss) per share - diluted	$(0.01)	$0.37	$0.00	$0.39

Weighted average shares outstanding used in computing per share amounts:
Basic	28,537,437	27,565,334	28,387,427	27,393,953
Diluted	28,537,437	28,600,689	29,286,095	28,831,577

Stock-based compensation expense for the three and six months ended June 30, 2011 and 2010 is included in the Consolidated Statements of Operations as follows (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (product)	$62	$47	$121	$78
Cost of revenue (services)	109	85	219	156
Stock-based comp expense included in cost of revenue	171	132	340	234

Research and development	803	343	1,500	661
Sales and marketing	1,384	836	2,708	1,502
General and administrative	952	694	1,945	1,534
Stock-based comp expense included in operating expenses	3,139	1,873	6,153	3,697
Total stock-based compensation expense	$3,310	$2,005	$6,493	$3,931

Sourcefire, Inc. Condensed Consolidated Balance Sheets (in thousands)

	June 30, 2011	December 31, 2010

Assets	(unaudited)	(unaudited)
Cash and cash equivalents	$38,990	$54,410
Investments	106,340	99,309
Accounts receivable, net	33,061	37,250
Inventory	3,523	5,235
Deferred tax assets	10,566	7,717
Prepaid expenses and other current assets	5,252	3,793
Property and equipment, net	10,614	9,235
Goodwill	15,135	15,135
Intangible assets, net	6,326	6,830
Other long-term assets	13,585	2,160
Total assets	$243,392	$241,074

Liabilities
Accounts payable and accrued expenses	$15,121	$14,925
Deferred revenue	46,186	46,422
Other liabilities	6,874	13,643
Total liabilities	68,181	74,990

Stockholders' Equity
Common stock	28	27
Additional paid-in capital	196,850	187,789
Accumulated deficit	(21,678)	(21,739)
Accumulated other comprehensive income	11	7
Total stockholders' equity	175,211	166,084

Total liabilities and stockholders' equity	$243,392	$241,074

Sourcefire, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(399)	$10,548	$61	$11,358
Adjustments to reconcile net income to net cash provided by (used in) operating activities	(6,946)	(2,240)	(148)	7,937
Net cash provided by (used in) operating activities	(7,345)	8,308	(87)	19,295

Net cash provided by (used in) investing activities	(9,815)	4,107	(17,893)	(3,377)

Net cash provided by financing activities	1,879	1,222	2,560	2,670
Net increase (decrease) in cash and cash equivalents	(15,281)	13,637	(15,420)	18,588
Cash and cash equivalents at beginning of period	54,271	58,022	54,410	53,071
Cash and cash equivalents at end of period	$38,990	$71,659	$38,990	$71,659

Sourcefire, Inc. Reconciliation of Non-GAAP Measures to GAAP (in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income (loss) from operations	$(627)	$2,983	$(3,120)	$4,066
Amortization of acquisition-related intangible assets	252	-	504	-
Other acquisition-related expenses*	667	-	1,456	-
Stock-based compensation expense	3,310	2,005	6,493	3,931
Adjusted income from operations	$3,602	$4,988	$5,333	$7,997
Adjusted income from operations as % of total revenue	10%	16%	8%	14%

Reconciliation of adjusted net income:
GAAP net income (loss)	$(399)	$10,548	$61	$11,358
Stock-based compensation expense	3,310	2,005	6,493	3,931
Amortization of acquisition-related intangible assets	252	-	504	-
Other acquisition-related expenses**	781	-	1,684	-
Tax credit for research and experimentation	-	-	(2,001)	-
Release of the valuation allowance	-	(7,613)	-	(7,613)
Income tax adjustment***	(1,562)	(1,685)	(3,164)	(2,465)
Adjusted net income	$2,382	$3,255	$3,577	$5,211

Adjusted net income per share - basic	$0.08	$0.12	$0.13	$0.19
Adjusted net income per share - diluted	$0.08	$0.11	$0.12	$0.18

Weighted average number of shares - basic	28,537,437	27,565,334	28,387,427	27,393,953
Weighted average number of shares - diluted	29,391,215	28,600,689	29,286,095	28,831,577

* Includes the accrual of retention obligations related to our hiring of former Immunet employees and other acquisition-related costs

** Includes the accrual of retention obligations related to our hiring of former Immunet employees, the increase in the fair value of the acquisition-related contingent consideration and other acquisition-related costs.

*** Income tax adjustment is used to adjust the GAAP provision for income taxes to a non-GAAP provision for income taxes utilizing an assumed tax rate of 35%.

Reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net cash provided by (used in) operating activities	$(7,345)	$8,308	$(87)	$19,295
Purchase of property and equipment	(1,441)	(868)	(2,714)	(2,053)
Free Cash Flow	$(8,786)	$7,440	$(2,801)	$17,242

Sourcefire, Inc. Supplemental Operating Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Number of deals in excess of $500,000	10	4	22	9
Number of deals in excess of $100,000	67	56	120	92
Number of new 3D customers	96	92	160	168
Percent of channel-influenced deals	51%	39%	50%	36%
Total channel partners	469	261	469	261
Number of full-time employees at end of period	426	335	426	335

Revenue Composition by Geography:
United States	74%	77%	73%	74%
International	26%	23%	27%	26%
Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	40%	36%	40%	37%
New customer product revenue	17%	22%	15%	20%
Recurring support services revenue	40%	39%	42%	40%
Professional services revenue	3%	3%	3%	3%
Total	100%	100%	100%	100%

CONTACT:
Media Contact:
Welz & Weisel Communications
Tony Welz, 703-877-8101
Principal
tony@w2comm.com
or
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Senior Vice President
Staci.Mortenson@icrinc.com